Exhibit 99.1

FTI Consulting, Inc.

500 East Pratt Street

Suite 1400

Baltimore, MD 21202

(410) 951 4800

FOR FURTHER INFORMATION:

AT FTI CONSULTING:	AT FD:
Jack Dunn, President & CEO	Investors: Gordon McCoun
(410) 951-4800	Media: Jessy Adams
(212) 850 5600

FTI CONSULTING, INC. TO ACQUIRE ATTENEX CORPORATION

•	Combines Two Leaders in the eDiscovery and Critical Information Management Markets

•	Expands Proprietary IP Portfolio of FTI’s Global Technology Segment

•	Accelerates Penetration of Corporate Market for in-house eDiscovery Processing

•	Broadens Newly Launched “Business Partners” Channel

•	Creates the Most Powerful Research & Development Team in the eDiscovery Industry

NEW YORK, NY June 10, 2008 – FTI Consulting, Inc. (NYSE:FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today announced that is has signed a merger agreement to acquire Attenex Corporation, a leading eDiscovery software provider. The total purchase price for the transaction is approximately $88 million in cash and is expected to close in the third quarter of 2008 after expiration of the HSR waiting period. After amortization of intangibles, the acquisition is expected to be neutral to FTI’s earnings per share in 2008 and accretive in 2009. Attenex had revenue of approximately $25 million in 2007.

Founded in 2001 in Seattle, Washington, Attenex is a globally-recognized leader in the eDiscovery marketplace. Its innovative enterprise class Attenex Patterns® eDiscovery software automates data processing and provides powerful visualization tools for quickly analyzing massive amounts of electronically stored information (ESI). Attenex will be integrated into the FTI Technology segment. Kathryn Hardie, JR Jesson, Mike Kinnaman and Joe White will join FTI as senior managing directors in the Company’s Technology segment.

“We are very pleased to announce this important acquisition for FTI and its Technology segment. In Attenex, we add a market leader with a proven track record in the development and deployment of integrated enterprise class solutions for the eDiscovery market,” said Jack Dunn FTI’s president and chief executive officer. “As with our watershed acquisition of Ringtail, the purchase of Attenex coupled with our newly forged strategic partnership with Endeca Technologies, Inc., also announced today, underscores our commitment to being the market leader in this rapidly growing business. Most importantly, these two steps complete our desire to create the largest, most robust eDiscovery company – one that has visionary R&D, proprietary state of the art software, global distribution and fulfillment, and the leadership to continue rapid growth and to anticipate evolving client needs.”

“The combination of FTI and Attenex joins two of the most well respected brands in the industry and creates the most robust set of eDiscovery capabilities within a single organization,” said David Remnitz, leader of the FTI Technology segment. “This transaction extends our range of proprietary software technologies, enhances our position within the rapidly growing corporate market for eDiscovery products and services, and accelerates the growth and expands the contribution of our scalable software licensing and processing revenues.”

FTI expects that the acquisition of Attenex will bring with it a number of strategic advantages including:

-	Enhanced positioning in the eDiscovery marketplace: Widely recognized by corporations and law firms as leading eDiscovery software providers, both companies are well-established players with distinguished brands and proven track records. Attenex and FTI are two of the market’s top five eDiscovery software vendors, according to the 2007 Socha-Gelbmann Electronic Discovery Survey. Through this acquisition, FTI now owns key proprietary technology for each crucial step of the Electronic Discovery Reference Model (EDRM), providing clients with a single source, industry leading solution.

-	Increased value to customers through a broader intellectual property portfolio: Attenex software is based on 14 issued and 12 filed U.S. Patents and 3 issued and 26 filed International Patents. When added to FTI’s already robust ownership of key intellectual property, the acquisition will accelerate FTI’s strategy of owning significant software-based intellectual property within the eDiscovery supply chain.

-	Broader go-to-market opportunities: Attenex currently serves as the on-premises standard for major companies and maintains a base of over 100 total on-demand corporate customers. In addition to participation in the enterprise in-house solutions community, the company maintains an industry-leading partnership program, Attenex Advantage™, which includes twenty-three of the leading eDiscovery service providers across the globe. Like the Ringtail® eDiscovery platform offered by FTI, Attenex Patterns is one of the few products on the market today that can be offered both as a hosted solution (on-demand) or installed behind a firm’s firewall (on-premises). As a result, the acquisition will accelerate FTI’s ability to directly address the developing needs of the corporate marketplace, as corporate customers increasingly want both an on-premises solution to save time and money and the flexibility to use the same technology through a hosting partner for critical events.

-	Acceleration of FTI’s indirect sales channel development and new cross selling for FTI and Attenex partners: The 23 Attenex Advantage partners and FTI’s business partners will benefit from the combination and will be able to expand upon market resale of both the Attenex and Ringtail software platforms and supporting modules including Attenex Patterns Workbench™, Ringtail A2R™ Connector, Ringtail QuickCull® and Tiff-on-the-Fly™.

-	Strengthening and Amplifying Research & Development capabilities: Attenex not only brings an exceptional R&D staff, its location in the Pacific Northwest will increase FTI’s access to engineering talent in one of the largest software development markets in the country.

-	Close integration between FTI and Attenex technologies: Over the last four years, FTI and Attenex have collaborated on the development of industry leading solutions including the recently announced the Ringtail A2R Connector software to move data between Ringtail and Attenex Patterns in 2007. Both firms recently began offering ReviewPWR™, a combination of Attenex Patterns and Ringtail for on-premise use by corporations and law firms, which FTI will continue to market.

“By combining Attenex with FTI, we bring to our clients and major companies around the world the preeminent eDiscovery platform – one with unparalleled intellectual property and intellectual capital comprising over 570 professionals world wide.” said Joe White, Executive Vice President, Attenex Corporation.

Conference Call

FTI will host a conference call to discuss its acquisition of Attenex Corporation tomorrow, Wednesday, June 11th, at 9:00 AM Eastern Daylight Time. You can access the live call via internet broadcast through the Home Page of the Company’s Web site at www.fticonsulting.com.

About Attenex

Attenex Corp. is changing the way corporations manage e-discovery. With an open software platform and industry expertise, Attenex enables corporations and their law firms to establish standardized e-discovery processes that reduce the risk, complexity and cost of litigation, regulatory requests and internal investigations. Whether deployed on-premise or as a hosted service through the industry’s largest network of global service providers, Attenex® Patterns® software provides corporations with control of e-discovery and the flexibility to choose the best solution for their needs. Attenex’s investors include Seattle-based Voyager Capital and TOP 2005 LLC. Attenex is headquartered in Seattle, Washington, and more information is available at www.Attenex.com.

Attenex Advantage Partners represent the industry’s largest network of experienced legal industry service providers and consulting organizations that offer Attenex software to dramatically reduce the total cost of discovery for their clients. For more information, visit http://www.Attenex.com/partners/.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,000 employees located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

FTI, FTI Consulting, RINGTAIL and QUICKCULL are registered trademarks of FTI Consulting, Inc. A2R, TIFF-

ON-THE-FLY and REVIEWPWR are also trademarks of FTI Consulting, Inc.

Attenex®, Patterns®, and the Attenex logo are registered trademarks of Attenex Corporation.

Attenex Advantage™ is also a trademark of Attenex Corporation.

All other trademarks are the property of their respective owners.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve uncertainties and risks including statements related to our future financial results. These forward looking statements include statements regarding the expected timing of the closing of the acquisition, expected benefits resulting from the acquisition, future client demand for products and services, the impact of the acquisition on FTI’s financial results, and FTI’s marketing, strategy and integration plans. There can be no assurance that actual results and performance will not differ from the company’s expectations. Factors that might cause such differences include, the failure to (i) receive required regulatory approvals, (ii) accurately predict the financial contribution of the acquisition, (iii) accurately predict expected cost savings, efficiencies and other synergies, (iv) accurately predict acquisition costs, (v) retain clients, (vi) accurately predict market acceptance and demand, (vii) successfully market services and products, (viii) successfully integrate the acquisition, and (ix) retain key employees. Other factors that could impact FTI’s operations and results are described under the heading “Item 1A. Risk Factors” in FTI’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission. FTI is under no duty to update any of the forward-looking statements to conform such statements to actual results or events and does not intend to do so.

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